UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

MCEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, Bay Wellington Tower

181 Bay Street, P.O. Box 792

Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

US Gold Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Support Agreement and Voting and Exchange Trust Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Support Agreement and Voting and Exchange Trust Agreement” is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Consummation of Plan of Arrangement

As previously announced, on September 22, 2011, McEwen Mining Inc., formerly known as US Gold Corporation (the “Company”), entered into an Arrangement Agreement (the “Arrangement Agreement”) among the Company, McEwen Mining—Minera Andes Acquisition Corp., a corporation incorporated under the Business Corporations Act (Alberta) (the “ABCA”) and an indirect wholly-owned Canadian subsidiary of the Company (“Canadian Exchange Co.”), and Minera Andes Inc., a corporation incorporated under the ABCA (“Minera Andes”), pursuant to which the Company through Canadian Exchange Co. agreed to acquire all of the issued and outstanding equity of Minera Andes (the “Arrangement”). On January 24, 2012 (the “Closing Date”), the Arrangement was consummated by way of a court-approved plan of arrangement under Alberta law (the “Plan of Arrangement”) and Minera Andes became an indirect wholly-owned subsidiary of the Company.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the Closing Date holders of Minera Andes’ common stock (the “Minera Andes Shares”) received a number of exchangeable shares of Canadian Exchange Co. (the “Exchangeable Shares”) equal to the number of Minera Andes Shares multiplied by the exchange ratio of 0.45 (the “Exchange Ratio”). In the aggregate, Minera Andes shareholders received 127,331,484 Exchangeable Shares. The Exchange Ratio of 0.45 was calculated based on an agreed to on September 2, 2011 and was not adjusted for any subsequent changes in market prices of the Company’s common stock (the “US Gold Shares”) or the Minera Andes Shares prior to the Closing Date. The amount of consideration was determined by negotiation between the Company and Minera Andes.

Minera Andes’ shareholders adopted and approved the Arrangement Agreement and the Plan of Arrangement on January 19, 2012. The Company’s shareholders approved the issuance of the US Gold Shares (including the US Gold Shares issuable upon exchange of the Exchangeable Shares and exercise of Minera Andes options) in connection with the Arrangement on January 19, 2012. The Court of Queen’s Bench of Alberta issued a final order approving the Plan of Arrangement on January 20, 2012.

At the Closing Date, there were 282,958,854 Minera Andes Shares issued and outstanding. After giving effect to the Exchange Ratio, 127,331,484 Exchangeable Shares were issued to former Minera Andes shareholders in connection with the consummation of the Arrangement. Based on the closing price of the US Gold Shares on the day immediately preceding the Closing Date, the consideration received by Minera Andes shareholders in the aggregate had a value of approximately $653,210,513.

Robert R. McEwen, the Chairman of the Board, President, Chief Executive Officer and largest shareholder of the Company, was also the Chairman of the Board, President, Chief Executive Officer and largest shareholder of Minera Andes. Mr. McEwen proposed the Arrangement and prior to completion of the Arrangement, he beneficially owned approximately 21% of the issued and outstanding equity of the Company and approximately 30% of the issued and outstanding equity of Minera Andes. Mr. McEwen received approximately 38.7 million Exchangeable Shares and options to acquire 90,000 US Gold Shares in exchange for his Minera Andes Shares and Minera Andes options, respectively, upon the closing of the Arrangement.

Perry Ing, the Vice President and Chief Financial Officer of the Company, was also the Chief Financial Officer of Minera Andes.  Mr. Ing received 13,500 Exchangeable Shares and options to acquire 45,000 US Gold Shares in exchange for his Minera Andes Shares and Minera Andes options, respectively, upon the closing of the Arrangement.

Nils Engelstad, the Corporate Secretary of the Company, was also the Vice President, Corporate Affairs and Corporate Secretary of Minera Andes.  Mr. Engelstad received 9,945 Exchangeable Shares and options to acquire 81,000 US Gold Shares in exchange for his Minera Andes Shares and Minera Andes options, respectively, upon the closing of the Arrangement.

Support Agreement and Voting and Exchange Trust Agreement

On January 24, 2012, the Company entered into a Support Agreement (the “Support Agreement”) by and among the Company, Canadian Exchange Co. and McEwen Mining (Albert) ULC, a direct wholly-owned subsidiary of the Company organized under the ABCA (“Callco”), and a Voting and Exchange Trust Agreement (the “Voting and Exchange Trust Agreement”) by and among the Company, Callco, Canadian Exchange Co. and Computershare Trust Company of Canada (the “Trustee”) solely for the purpose of ensuring that each Exchangeable Share is substantially the economic and voting equivalent of a US Gold Share and is exchangeable on a one-for-one basis for a US Gold Share at any time at the option of the holder or, in certain circumstances, by Canadian Exchange Co., the Company or Callco. Together, the Voting and Exchange Trust Agreement and the Support Agreement set forth the terms governing the Exchangeable Shares. Through the Voting and Exchange Trust Agreement and the issuance by the Company to the Trustee of one share of preferred stock designated as the Series B Special Voting Preferred Stock (the “Series B Preferred Share”), each holder of Exchangeable Shares effectively has the ability to cast votes along with holders of US Gold Shares, as described below under Item 3.03 of this Current Report on Form 8-K. In addition, the Voting and Exchange Trust Agreement grants exchange rights upon an event of insolvency of Canadian Exchange Co. or the liquidation, dissolution or winding up of the Company. The Support Agreement provides that the Exchangeable Shares have the same dividend and distribution rights as US Gold Shares and any change to the rights, privileges or other terms of the US Gold Shares will be simultaneously made to the Exchangeable Shares.

The foregoing summary of the Support Agreement, the Voting and Exchange Trust Agreement and the completion of the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the Arrangement Agreement (including the Plan of Arrangement attached as Exhibit A thereto), the Support

Agreement and the Voting and Exchange Trust Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, Canadian Exchange Co. issued 127,331,484 Exchangeable Shares to Minera Andes shareholders on January 24, 2012, which, upon exchange of all such Exchangeable Shares for US Gold Shares, will represent approximately 47.7% of the total number of issued and outstanding US Gold Shares. The issuance of the Exchangeable Shares and the Series B Preferred Share on the Closing Date in connection with the consummation of the Plan of Arrangement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but such shares were issued in reliance upon the exemption from registration under the Securities Act provided by Section 3(a)(10) of the Securities Act.

Section 3(a)(10) of the Securities Act exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. The Securities and Exchange Commission has provided that the term “any court” in Section 3(a)(10) of the Securities Act includes a foreign court. As described above under Item 2.01 of this Current Report on Form 8-K, the Court of Queen’s Bench of Alberta issued a final order approving the Plan of Arrangement on January 20, 2012. Therefore, the issuance of the 127,331,484 Exchangeable Shares to the Minera Andes shareholders was exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

In connection with the completion of the Arrangement and the creation and issuance of the Exchangeable Shares, as described above under Item 2.01 of this Current Report on Form 8-K, the Company filed a Second Amended and Restated Articles of Incorporation (the “Second Amended and Restated Articles of Incorporation”) with the Secretary of State of the State of Colorado on January 20, 2012 to (i) increase the authorized shares of common stock of the Company from 250 million shares to 500 million shares, and (ii) to create the Series B Preferred Share that was issued to the Trustee.

The Series B Preferred Share has a par value of $0.01 per share. The Series B Preferred Share entitles the holder thereof to an aggregate number of votes equal to the number of the Exchangeable Shares issued and outstanding from time to time and which are not owned by the Company or its subsidiaries. As of the Closing Date, the Series B Preferred Share will be entitled to 127,331,484 votes, based upon 127,331,484 Exchangeable Shares outstanding on such date, which are not owned by the Company or its subsidiaries. Except as otherwise provided herein or by law, the holder of the Series B Preferred Share and the holders of the US Gold Shares vote together as a single class on all matters submitted to a vote of the Company’s shareholders. The holder of the Series B Preferred Share has no special voting rights, and its consent is not required, except to the extent it is entitled to vote with the holders of the US Gold Shares, for taking any corporate action. The Trustee will exercise the voting rights attached to the Series B Preferred Share in accordance with the Voting and Exchange Trust Agreement.

The holder of the Series B Preferred Share will not be entitled to receive dividends from the Company and, in the event of liquidation, dissolution or winding up of the Company, will not be entitled to receive any assets of the Company available for distribution to the Company’s common shareholders. The Series B Preferred Share is not redeemable.

At such time as (a) the Series B Preferred Share entitles its holder to a number of votes equal to zero because there are no Exchangeable Shares issued and outstanding that are not owned by the Company and its subsidiaries, and (b) there is no share of stock, debt, option or other agreement, obligation or commitment of Canadian Exchange Co. which could by its terms require Canadian Exchange Co. to issue any Exchangeable Shares to any person other than the Company, then the Series B Preferred Share will thereupon be retired and cancelled promptly thereafter. Such Series B Preferred Share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance under applicable law or set forth in the Second Amended and Restated Articles of Incorporation or the Company’s Bylaws.

If the Series B Preferred Share should be purchased or otherwise acquired by the Company in any manner whatsoever, then such Series B Preferred Share will be retired and cancelled promptly after the acquisition thereof. Such share will upon its cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance under applicable law or set forth in the Second Amended and Restated Articles of Incorporation or the Company’s Bylaws.

The foregoing description of the Second Amended and Restated Articles of Incorporation and the Series B Preferred Share does not purport to be complete and is subject to, and qualified in its entirety by, the Second Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Certain Directors

On January 24, 2012, Peter Bojtos resigned, effective as of January 24, 2012, as a director of the Company and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

On January 24, 2012, Declan J. Costelloe resigned, effective on January 24, 2012, as a director of the Company and as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

(d) Election of New Directors

On January 24, 2012, upon recommendation of the Nominating and Corporate Governance Committee of the Board of the Company, the Board elected Donald Quick, Michael Stein, Allen Ambrose and Richard Brissenden as directors of the Company effective January 24, 2012 immediately following the closing of the Arrangement, to hold office until the 2012 annual meeting of shareholders of the Company, and until their respective successors are duly elected and qualified, or until their earlier resignations or removals. Messrs. Quick, Stein, Ambrose and Brissenden replace Peter Bojtos and Declan J. Costelloe, who resigned from the Board effective January 24, 2012, and fill two other vacancies created by an increase in the size of the Board from five to seven directors.

Pursuant to the Arrangement Agreement, the board of directors of Minera Andes had the right to recommend designees that would constitute at least 50% of the directors of the Board immediately following consummation of the Arrangement. Each of Messrs. Quick, Stein, Ambrose and Brissenden were recommended by the board of directors of Minera Andes to the Nominating and Corporate Governance Committee of the Board pursuant to the Arrangement Agreement.

Mr. Quick was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee, Mr. Stein was appointed to the Audit Committee, Mr. Ambrose was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee and Mr. Brissenden was appointed to the Audit Committee.

None of Messrs. Quick, Stein, Ambrose and Brissenden, nor any of their immediate family members has had a direct or indirect material interest in any transactions or proposed transactions with the Company since January 1, 2011.

(e) Compensatory Arrangements of Certain Officers.

As previously announced, at special meeting of shareholders of the Company held on January 19, 2012, the Company’s shareholders approved the amendment and restatement of the US Gold Equity Incentive Plan (the “Restated Incentive Plan”), which, among other things, (i) increased the aggregate number of US Gold Shares reserved for issuance under the US Gold Equity Plan from 9 million to 13.5 million; (ii) prohibited option repricing without shareholder approval; (iii) provided that options will count against the authorized share limit differently than restricted stock awards and other full value awards (a so-called “fungible share pool”); (iv) prohibited net share counting of awards; and (v) provided for termination of the Restated Incentive Plan on October 4, 2021.

The foregoing description of the Restated Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Incentive Plan, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Articles of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Amendment to Second Amended and Restated Articles of Incorporation

On January 24, 2012, the Company filed Articles of Amendment (the “Amendment”) to the Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Colorado to change its name from “US Gold Corporation” to “McEwen Mining Inc.”

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

The Company will file the historical audited consolidated financial statements of Minera Andes and its subsidiaries required by Item 9.01(a) of Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)       Pro Forma Financial Information.

The Company will furnish the pro forma financial information required by Item 9.01(b) of Form 8-K with respect the Arrangement under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits. The following exhibits are filed with this report:

Exhibit
Number	Description of Exhibit

2.1	Arrangement Agreement, dated as of September 22, 2011, by and among the Company, Canadian Exchange Co. and Minera Andes (filed as Exhibit 2.1 to the Company’s Current Report on Form

8-K, filed on September 23, 2011, and incorporated herein by reference)

3.1	Second Amended and Restated Articles of Incorporation of the Company

3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company

10.1	Support Agreement, dated as of January 24, 2012, by and among the Company, Canadian Exchange Co. and Callco

10.2	Voting and Exchange Trust Agreement, dated as of January 24, 2012, by and among the Company, Canadian Exchange Co., Callco and Computershare Trust Company of Canada, as trustee

10.3

Amended and Restated US Gold Corporation Equity Incentive Plan dated as of October 4, 2011 (filed as Annex H to the Company’s Proxy Statement on Schedule 14A, filed on December 13, 2011, and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEwen Mining Inc.

Date: January 24, 2012	By:	/s/ Nils Engelstad
Nils Engelstad, Corporate Secretary

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit
Number	Description of Exhibit

2.1

Arrangement Agreement, dated as of September 22, 2011, by and among the Company, Canadian Exchange Co. and Minera Andes (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2011, and incorporated herein by reference)

3.1	Second Amended and Restated Articles of Incorporation of the Company

3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company

10.1	Support Agreement, dated as of January 24, 2012, by and among the Company, Canadian Exchange Co. and Callco

10.2	Voting and Exchange Trust Agreement, dated as of January 24, 2012, by and among the Company, Canadian Exchange Co., Callco and Computershare Trust Company of Canada, as trustee

10.3

Amended and Restated US Gold Corporation Equity Incentive Plan dated as of October 4, 2011 (filed as Annex H to the Company’s Proxy Statement on Schedule 14A, filed on December 13, 2011, and incorporated herein by reference)